Exhibit 10.6

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SUPPLY AGREEMENT

BETWEEN

NOVAVAX INC

AND

SERUM LIFE SCIENCES LIMITED

This Supply Agreement (“Supply Agreement”) is made effective as of May 6, 2024 (“Effective Date”) by and between Novavax, Inc., a Delaware USA corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (“Novavax”, which expression shall, unless repugnant to the context thereof, mean and include its Affiliates, successors and permitted assigns), and Serum Life Sciences Limited, a company duly incorporated having its registered office situated in England and Wales, formerly known as Covicure Holdings Limited having its principal office at 15 Grosvenor Street, London, United Kingdom W1K 4QZ (“SLS”). Novavax and SLS may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SLS is in the business of supplying vaccines and other bio-pharmaceuticals (including vaccines and other bio-pharmaceuticals Manufactured (as defined below) through SLS’s authorized manufacturers);

AND WHEREAS, Novavax has developed and is the exclusive owner of one or more Novavax antigens developed for use as a human vaccine against the COVID-19 coronavirus;

AND WHEREAS, SLS wishes to supply to Novavax, and Novavax wishes to purchase from SLS, Product (as defined below), on the terms set forth in this Supply Agreement;

AND WHEREAS, the Parties wish to record in writing the agreed technical and commercial terms for such supply by SLS of Product Manufactured by SLS or its Authorized Manufacturer (as defined below) to Novavax, as set forth in this Supply Agreement;

AND WHEREAS, the Parties agree and accept that the Recitals stated above shall form an integral and enforceable part of the Supply Agreement, just like any other provision contained hereunder.

NOW THEREFORE, the Parties covenant to each other as under –

Article 1.Definitions

1.1“Adjuvant” means Matrix-M™ (for clarity, combination of Matrix A and Matrix C).

1.2“Affiliate” means (i) with respect to Novavax, any Person that controls, is controlled by, or is under common control with another Novavax, and (ii) with respect to SLS, any Person directly or indirectly controlled by the Cyrus Poonawalla Group (each a "Cyrus Poonawalla Group Company" or "CPGC"). "Cyrus Poonawalla Group Company" or "CPGC" means any entity controlled directly or indirectly by Dr. Cyrus Poonawalla, Mr. Adar Cyrus Poonawalla and their family members. For purposes of the preceding definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with ") shall mean the possession, directly or indirectly, of more than 50% of the outstanding voting securities of or comparable equity interest in any other type of a Person, or otherwise having the legal power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.3“Applicable Law” means collectively all laws, rules, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit, or similar right granted under any of the foregoing), and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party.

1.4“Background Intellectual Property” means any Intellectual Property Rights or Know-How (a) existing and Controlled by such Party as on the Effective Date or (b) was developed or obtained by or on behalf of such Party independent of this Supply Agreement, and without reliance upon the Confidential Information of the other Party.

1.5“Batch” means a specific quantity of Drug Substance or Drug Product that is intended to have uniform character and quality and that is produced in accordance with the Product Requirements applicable to such Drug Substance or Drug Product during the same cycle of Manufacturing.

1.6“Business Day” means any day other than a Saturday or Sunday, or bank or other public holiday in either Washington D.C., U.S.A, or London, UK or Pune, India

1.7“cGMPs” means current Good Manufacturing Practices regulations and standards enforced by the U.S. Food and Drug Administration, European Medicines Agency, Medicines & Healthcare products Regulatory Agency (MHRA) in the United Kingdom or other applicable regulatory bod(ies) in other jurisdictions and which apply to the Manufacturing of the Product under this Supply Agreement.

1.8“Certificate of Analysis” or “CoA” means, with respect to a Batch, a certificate in the applicable format for the applicable Product manufactured under cGMP, from time to time during the term of Supply Agreement, issued by SLS, either itself, or through its Authorized Manufacturer, and executed by SLS’s (or, as applicable, its Authorized Manufacturer’s) responsible person certifying that a Batch meets the Product Requirements and such other criteria as identified in the Certificate of Analysis.

1.9“Certificate of Conformance” or “CoC” means, with respect to a Batch, a certificate in the applicable format for the applicable Product from time to time during the Term of the Supply Agreement, issued by SLS, either itself or through its Authorized Manufacturer’s, quality department and executed by SLS’s (or, as applicable, its Authorized Manufacturer’s) responsible person (a) listing the date of manufacture, unique Batch number, and quantity of Product in such Batch, (b) certifying that such Batch was Manufactured in compliance with the applicable Product Requirements, and

(c) certifying that all investigative and corrective action reports are completed and approved.

1.10“Commercialize”, “Commercializing” or “Commercialization” or “Commercialized” for the purpose of this Supply Agreement, means any and all activities undertaken by Novavax in and limited to Novavax Exclusive Territory or Non-Exclusive Territory which are directed to the marketing, promotion, distribution, pricing, reimbursement, offering for sale, and sale of the Product and interacting with Governmental Authority in the applicable country or region for the Product, but excluding activities directed to Manufacturing, Medical Affairs, or Development.

1.11“Commercially Reasonable Efforts” means, [***].

1.12“Control” or Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Supply Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, regulatory submissions, intangible Know How, or other intellectual property rights, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, regulatory submissions, intangible Know-How, or other intellectual property rights on the terms set forth herein, in each case ((a) and (b)), without (i) breaching or otherwise violating the terms of any arrangement or agreement with a third party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense, or (ii) incurring any additional payment obligations to a third party as a result of such access, right to use, license, or sublicense, and (c) with respect to any product or materials, the legal authority or right to grant a license or sublicense under Patent Rights that cover such product or materials or Know-How that relates to such product or materials on the terms set forth herein.

1.13“Develop”, “Developing” or “Development” means all internal and external research, development, and regulatory activities related to pharmaceutical, biologic, or vaccine products, including (a) research, non-clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and clinical trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a regulatory authority to obtain authorization to conduct clinical trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical, biologic, or vaccine product, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical, biologic, or vaccine product after receipt of Regulatory Approval of such product (including label expansion), including clinical trials initiated following receipt of Regulatory Approval or any clinical trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable regulatory authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies, observational studies, pediatric studies, implementation and management of registries and analysis thereof, in each case, if required by any regulatory authority in any region worldwide to support or maintain Regulatory Approval for a pharmaceutical, biologic, or vaccine product in such region)."Develop," "Developing," and "Developed" will be construed accordingly.

1.14“Drug Product” means any coronavirus vaccine product derived from Novavax’s Intellectual Property Rights and Know-How and comprised of Adjuvant and one or more strain specific Drug Substance(s) and that is to be Manufactured and supplied to Novavax as contemplated under this Agreement.

1.15“Drug Substance” means any active drug ingredient in human vaccine against COVID-19 coronavirus that contains one or more proprietary Novavax COVID antigens, including any prototypes, mutants and variants thereof, and that is to be Manufactured as contemplated under this Agreement.

1.16“End Customer” means, as applicable, a US End Customer or an Ex-US End Customer.

1.17“Ex-US End Customer” means an end customer to whom Drug Product or, as applicable, Novavax Drug Product is distributed in any country in the Novavax Territory other than the United States, such as a pharmacy, group purchasing organization, clinic or hospital.

1.18“Facility” means any facility set forth in which Product is Manufactured, either by SLS or through its Authorized Manufacturer, subject to the terms of Exhibit A attached hereto.

1.19“Governmental Authority” means any legislative, executive, or judicial unit of any governmental authority or instrumentality (international, national, federal, state, provincial, or municipal, in any country or other jurisdiction), or any tribunal, department, agency, board, bureau, commission, official, or other regulatory, administrative, or judicial authority thereof, including any administrative or regulatory agency or commission, and any court, in each instance having legal jurisdiction over the subject matter before it.

1.20“Intellectual Property Rights” means Patent Rights as well as rights in all other intellectual property including trademarks, trade names, service marks, domain names, copyrights, trade secrets, rights in and to databases (including rights to prevent the extraction or reutilisation of information from a database), design rights, topography rights and all rights or forms of protection of a similar nature whether registered or applications for registration thereof.

1.21“Know-How” means any proprietary information and materials, including records, discoveries, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, patentable, copyrightable, or otherwise).

1.22“Latent Defect” means [***].

1.23“Manufacture” or “Manufacturing” means activities which include, without limitation, the formulation, processing, packaging, labeling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical, biologic, or vaccine product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of drug substance and drug product, quality assurance batch record review and release of product, process development, qualification, and validation, scale-up, preclinical, clinical, and commercial manufacture and analytic development, and product characterization, but excluding activities directed to Development, Medical Affairs, or Commercialization. "Manufacturing" and "Manufactured" will be construed accordingly.

1.24“Manufacturing Defect” means [***].

1.25“Manufacturing Process” means the process, or applicable portion(s) thereof for the Manufacture, analysis, documentation, quality evaluation, storage, and shipping of components, intermediates, and Product.

1.26“Medical Affairs” means any and all activities conducted by or on behalf of a Party's or any of its Affiliates' medical affairs departments, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator initiated studies), and charitable donations to the extent related to medical affairs and not to activities that involve the promotion, marketing, sale, or other Commercialization of the Product and are not conducted by or on behalf of a Party's or any of its Affiliates' medical affairs departments. Medical Affairs excludes any activities directed to Manufacturing, Development, or Commercialization.

1.27“Non-Exclusive Territory” means those countries designated as low or middle income countries (including any sub-designations of low or middle income countries (e.g., a "high middle income country") according to the then most recent published Word Bank classification of countries as of May 5, 2023, excluding any such countries with respect to which Novavax reclaims exclusive Commercialization rights at any time during the Term.

1.28“Novavax Drug Product” means any coronavirus vaccine product derived from Novavax’s Intellectual Property Rights and Know-How and comprised of Adjuvant and one or more strain specific Drug Substance(s), which Drug Substance(s) are Manufactured and supplied to Novavax under this Supply Agreement in Drug Substance form and subsequently incorporated by Novavax or its Affiliates, (sub)licensee or other designee into such vaccine product. For clarity, “Novavax Drug Product” excludes Drug Product that is Manufactured and supplied to Novavax under this Supply Agreement.

1.29“Novavax Exclusive Territory” means the countries of [***].

1.30“Patent Rights” means all rights, title and interests in and to (a) all national, regional, and international patents and patent applications filed in any country of the world including provisional patent applications and all supplementary protection certificates, (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority from any of these, including any continuation, continuation-in part, divisional, provisional, converted provisional, or continued prosecution application, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.31“Person” means any individual, corporation, partnership, limited liability company, firm, association, joint venture, joint stock company, trust, unincorporated organization, or other entity, or any Governmental Authority.

1.32“Product” means, as applicable, (i) Drug Substance for use in the formulation and Manufacture of any coronavirus vaccine product derived from Novavax’s Intellectual Property Rights and Know-How and comprised of Adjuvant and one or more strain specific Drug Substance(s), or (ii) Drug Product, in each case, (i) or (ii), for use by Novavax or its Affiliate, (sub)licensee, subcontractor or other designee in connection with the Development or Commercialization of coronavirus vaccine products derived from Novavax’s Intellectual Property Rights and Know-How and comprised of Adjuvant and one or more strain specific Drug Substance(s), in the Novavax Territory and/or the Non-Exclusive Territory.

1.33“Product Delivery” has the meaning given in Section 2.4.

1.34 “Product Requirements” means the applicable Certificate of Analysis, and Certificate of Conformance, cGMP, any applicable Regulatory Approval, the requirements of all applicable Regulatory Authorities, the Quality Agreement and the Applicable Law.

1.35“Provisional Purchase Order” has the meaning given in Schedule 2.2.3 (Provisional Purchase Orders; Provisional Batches).

1.36“Purchase Order” means a Firm Purchase Order or a Provisional Purchase Order, as applicable.

1.37“Regulatory Approval” shall mean (i) with respect to Novavax, all necessary approvals, authorizations, licenses or permissions under the Applicable Law or by the applicable Government / Regulatory / other concerned Authority, towards import into, and sale and commercialization of the Product in, each country in the Novavax Exclusive Territory and/or the Non-Exclusive Territory, and (ii) with respect to SLS and its Authorized Manufacturer, all necessary approvals, authorizations, licenses or permissions under the Applicable Law or by the applicable Government / Regulatory / other concerned Authority towards Manufacture of the Products.

1.38“Regulatory Authority” means any governmental agency or authority, responsible for granting Regulatory Approvals for the Product in a country within the Novavax Exclusive Territory or the Non-Exclusive Territory, and including, without limitation, the FDA in the United States, the EMA in the European Union and the MHRA in the United Kingdom.

1.39“Seasonal Year” means each 12-month period running from July 1st of the previous calendar year through June 30th of the current calendar year.

1.40 “Statement of Work” or “SOW” means a mutually agreed upon document setting forth the pricing, INCOTERMS, delivery details and payments and other pertinent information, in order to prepare for, initiate and conduct the activities contemplated under this Supply Agreement, for the Development and Manufacture and supply of the Product.

1.41“Supply Price” means the DS Supply Price, the Risk Share Price or the Full Supply Price (as such terms are defined on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto) to be paid by Novavax to SLS for Manufacture and supply of Drug Substance or Drug Product hereunder, as applicable and as set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto.

1.42“US End Customer” means an end customer to whom Drug Product or, as applicable, Novavax Drug Product is distributed in the United States, such as a pharmacy (e.g., CVS), superstore (e.g., Walmart), group purchasing organization, clinic or hospital.

Article 2.Delivery, Inspection and Recall for Product to be supplied by SLS to Novavax

1.1Statement of Work.
Novavax will provide SLS a Statement of Work in the form and format mutually agreed between the Parties setting out, among other details, the quantity of the Product to be supplied, the destination of delivery of the Product (which will be as set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto, except as the Parties may otherwise agree in writing), the [***] agreed for the delivery (which [***] will be as set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto, except as the Parties may otherwise agree in writing). Such a SOW shall be provided by Novavax at least [***] before issuing a Proposed Purchase Order (as defined hereunder). For the sake of clarity, the SOW is not binding on SLS until the same is executed by the Parties.

1.2Firm Purchase Orders.
Subsequent to SLS accepting the SOW, Novavax will issue a proposed written purchase order to SLS (each a “Proposed Purchase Order”) specifying the quantity of Product being ordered [***], the price per dose [***], the requested delivery date (“Product Delivery Date”), Novavax Purchase Order number, place of delivery (which place of delivery shall be as set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto, except as the Parties may otherwise agree in writing) (“Product Delivery Destination”), and any other information necessary for the [***] delivery of such Product.

1.2.1Acceptance of Firm Purchase Orders.
SLS will review each Proposed Purchase Order and will, no later than [***] after SLS’s receipt of each such Proposed Purchase Order, notify Novavax in writing of SLS’s acceptance, rejection or proposed modification of such Proposed Purchase Order; provided that neither SLS nor its Authorized Manufacturer may reject any Proposed Purchase Order that sets forth the same quantities and deliver dates set forth in the applicable SOW, unless Novavax is unable to provide the necessary quantities of Adjuvant required for such volumes (each a “Firm Purchase Order”).

1.2.2No Other Terms.

No terms, provisions, or conditions of any Firm Purchase Order that conflict with the terms of this Supply Agreement or terms, provisions or conditions of any other business form or written authorization used by Novavax or SLS will have any effect on the rights, duties, or obligations of the Parties under or otherwise modify this Supply Agreement, any other Proposed Purchase Order or any other Firm Purchase Order, regardless of any failure of Novavax or SLS to object to such terms, provisions, or conditions.

1.2.3Provisional Purchase Orders; Provisional Batches. The provisions set forth on Schedule 2.2.3 (Provisional Purchase Orders; Provisional Batches) attached hereto shall apply to this Supply Agreement.

1.3Subcontracting.

1.3.1The Parties agree that SLS can subcontract its obligations under this Supply Agreement provided that the subcontractor has been approved by Novavax in writing, [***], and appointed in accordance with the Quality Agreement (such approved subcontractor, an “Authorized Manufacturer”).

1.3.2[***].

1.3.3[***].

1.4Product Delivery.
SLS or its Authorized Manufacturer will deliver Products to [***] (except as the Parties may otherwise agree in writing) and in accordance with the [***] set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto (except as the Parties may otherwise agree) (“Product Delivery”). Risks of loss to the Product [***], and title to the Product [***] (except as the Parties may otherwise agree) in accordance with the [***] set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto (except as the Parties may otherwise agree in writing). SLS will Manufacture or have Manufactured, either itself or through an Authorized Manufacturer, and SLS will supply Product specified in an accepted Firm Purchase Order for delivery on the applicable Product Delivery Date, or such other extended delivery date mutually agreed by the Parties in writing. [***].

1.4.1Delivery Responsibilities.
SLS or its Authorized Manufacturer will notify Novavax when a Batch of the Product is ready to be shipped (“Shipment Readiness Notification”). SLS or its Authorized Manufacturer under this Supply Agreement, will be responsible for appropriate packaging, labelling, and issuance of carrier’s declaration for all Products shipped under this Supply Agreement. SLS and Novavax will ensure that each of their respective employees and the employees of their respective Affiliates and, in the case of Novavax, subcontractors or, in the case of SLS,

Authorized Manufacturer involved in activities related to shipments (and in the case of Novavax, receipt of shipments) of Product have received [***] training to properly handle such Product.

1.4.2Storage.
Novavax or its designee shall [***] take delivery of Batches of the Product at [***] (or such other location as the Parties may otherwise agree in writing) [***]. If Novavax fails to make arrangements to take delivery of any Products on the applicable Product Delivery Date, [***].

1.4.3Failure to Satisfy Product Delivery Date.
If SLS or its Authorized Manufacturer fails to deliver the full quantity of the Product ordered in a Firm Purchase Order on the delivery date set forth in such Purchase Order (“Supply Failure”), then SLS shall not be held liable for any Supply Failure to the extent due to [***].

1.5Product Labelling.
Since the Product shall be Manufactured by SLS’s Authorized Manufacturer on behalf of SLS and supplied to Novavax by SLS for sale and Commercialisation by Novavax in the Novavax Exclusive Territory and Non-Exclusive Territory, the Parties shall mutually agree [***] on the Product packaging and labelling requirements on a country-to-country basis. Accordingly, the Firm Purchase Order, as may be applicable, shall specify and include all packaging and labeling requirements for the Product to be supplied by SLS, or its Authorized Manufacturer, under such Firm Purchase Order.

1.6Product Inspection; Non-Conforming Batches of the Product; Product Shortfalls.
1.6.1Product Inspection; Acceptance/Rejection; Manufacturing Defects.
For a period of [***] following delivery of any Product hereunder (the “Delivered Product Inspection Period”), Novavax will have the right to inspect such Product to determine whether such Product conforms to the applicable Product Requirements as per this Supply Agreement and/or the Quality Agreement. Notwithstanding the foregoing, if Novavax discovers a Manufacturing Defect following the Delivered Product Inspection Period, then Novavax will have the right to notify SLS in writing of Novavax’s rejection of such Product as non-conforming within [***] following Novavax’s discovery of such non-conformance and, in any event, no later than [***] after the date the applicable Product was delivered to Novavax. In case of SLS’s agreement as to the existence of, or (as applicable) a Laboratory’s finding (pursuant to Section 2.6.2 below) of, a non-conformance of a particular quantity of Product as per this Supply Agreement and/or the Quality Agreement, SLS will, at Novavax’s option, (a) [***] or (b) [***]. For clarity, any change in the Product specifications or Product requirements by Novavax or any regulatory agencies after Product manufactured as per Novavax given specifications or requirements by SLS or SLS authorized manufacrurer will not be considered under Manufacturing defect or Non-conforming batches.

1.6.2Product Non-Conformance Disputes.
In the event of a disagreement between the Parties concerning whether or not a Batch meets the applicable Product Requirements, Novavax and SLS will appoint [***] to undertake analysis of the Batch to determine whether or not it meets the applicable Product Requirements. Each Party will [***] cooperate with and provide [***] information, documentation, and materials [***] relevant to the disagreement to the [***]. [***]. All costs and expenses incurred by the [***] (Non-Conformance Disputes) shall be borne by [***].

1.6.3Product Shortfalls.
During the Delivered Product Inspection Period, Novavax will have the right to inspect the applicable delivered Product to determine whether the quantity of such delivered Product conforms to the quantity of Product as per the Purchase Order, and to notify SLS in writing of any Product shortfall based upon such determination. In the event of any such shortfall, SLS will, at Novavax’s option, (a) deliver to Novavax, [***], the short quantity of Product in conformance with the Product Requirements (which quantity of Product, for clarity, may include conforming Product from Provisional Batch(es) at Novavax’s instruction, subject to the applicable provisions of this Supply Agreement) by a date mutually agreed by the Parties or (b) [***].

1.7Latent Defects, Pharmacovigilance, Adverse Events and Recalls.
All Parties confirm that since –
(i)SLS or its Authorized Manufacturer(s) are performing this Supply Agreement solely for Novavax;
(ii)Novavax owns and controls Adjuvant and shall supply Adjuvant to SLS’s Authorized Manufacturer as set forth in this Supply Agreement, subject to the applicable terms and conditions hereof; and
(iii)Novavax shall have the right to inspect and determine whether each Batch conforms to the applicable Product Requirements hence, Novavax will have [***], over handling any and all claims related to (a) any Latent Defects in the Products, (b) all pharmacovigilance activities, (b) any adverse events notifications and complaints, and (c) whether and under what circumstances to require a Recall of the Product in a country in the Novavax Exclusive Territory and Non-Exclusive Territory. [***].

1.8Conditions for Manufacture, Supply and Delivery of Product by SLS.

1.8.1SLS shall commence Manufacturing operations, either itself or through its Authorized Manufacturer, and shall supply and deliver the Product only after it or its Authorized Manufacturer receives all Regulatory Approvals and [***] approvals, authorizations, permissions, licenses or any other requirements, conditions or approvals of the Regulatory Authority / Government Authority in [***].

1.8.2Novavax confirms that the Manufacture, supply and Product Delivery obligations of SLS in relation to the Product under each and every Firm Purchase Order are entirely subject to receipt by SLS or its Authorized Manufacturer of all Regulatory Approvals and any [***] authorisations from the Regulatory Authority / Government Authority, including any export permissions and / or any other requirements, conditions or approvals in [***].

1.8.3Notwithstanding anything to the contrary in this Supply Agreement or any SOW, if, for any reason other than Novavax’s failure to supply the Adjuvant required to Manufacture Drug Product or a defect in the Adjuvant supplied by Novavax hereunder, SLS is unable to deliver at least [***] of the quantity of Product ordered under a given Purchase Order within [***] after the applicable required delivery date under such Purchase Order (“Late Delivery”), then, as a non-exclusive remedy for such Late Delivery, Novavax shall have the right, at its sole discretion, to cancel such Purchase Order and Novavax shall not be required to pay any amount in connection with (including any payment for the Product affected by) such Late Delivery.

1.9Adjuvant Supplied by Novavax. The provisions set forth on Schedule 2.9 (Adjuvant Supplied by Novavax) attached hereto shall apply to this Supply Agreement.

1.10Inventory of Drug Substance; Drug Substance Safety Stock. The provisions set forth on Schedule 2.10 (Inventory of Drug Substance; Drug Substance Safety Stock) attached hereto shall apply to this Supply Agreement.

Article 3.Regulatory matters for the Supply Agreement

1.1Regulatory Approvals.
Specific and restricted to the context of this Supply Agreement, SLS, either itself or through its Authorized Manufacturer, will be [***] for obtaining and maintaining any permits or other Regulatory Approvals required under Applicable Law to Manufacture or have Manufactured the Product. [***]. All such documents shall be available in English. If Novavax requires such documentation to be translated into a non-English language, then SLS will (or will cause its Authorized Manufacturer to) provide a certified translation in the language requested by Novavax [***].

1.2Documentation for Product Master File.
[***], Novavax will maintain and keep updated drug master files for the Product. SLS shall (or shall cause its Authorized Manufacturer to) provide all [***] documentation and information to Novavax [***]. At Novavax [***] request, SLS will (or will cause its Authorized Manufacturer to) provide other reasonable assistance and take other [***]

action as may be requested by Novavax or any Regulatory Authorities to maintain and give Novavax the benefit of such master files or to otherwise assist with regulatory filings related to the Product.

1.3Records and Accounting by SLS.
SLS will keep and shall ensure that its Authorized Manufacturer keeps records of the Manufacture (including production data), testing, and shipping of each Batch and retain samples of all Batches in accordance with the applicable quality agreement executed by all Parties and any Authorized Manufacturer of SLS for the Product being supplied under this Supply Agreement (the “Quality Agreement”).

1.4Audits and Regulatory Inspections.
Audits and regulatory inspection of SLS’s manufacturing facility / those of any Authorized Manufacturer’s facilities approved for use under this Supply Agreement, as the case may be, shall be conducted in accordance with the Quality Agreement. Novavax agrees to execute [***] confidentiality agreement required by SLS’s Authorized Manufacturer in connection with such visit, audit or inspection of the facilities of such Authorized Manufacturer, and will comply with such Authorized Manufacturer’s reasonable rules and regulations. In the event Novavax foresees the existence of an operational issue in the Manufacture of any component of the Product that Novavax [***] believes [***] may result in a cGMP or other regulatory deficiency or failure of SLS to meet its obligations under this Supply Agreement or the Quality Agreement (such as failure of a Product to meet the Product Requirements), then Parties shall agree [***] to conduct joint inspections.

1.5Notification of Regulatory Inspections.
If any Governmental Authority provides SLS or its Authorized Manufacturer notice of its intent to conduct an inspection or investigation, or to take any other type of regulatory action with respect to any facility where the Product is manufactured under this Supply Agreement, then SLS will give Novavax notice [***] of its receipt of such notice. SLS will provide to Novavax information and findings pertaining thereto [***] after receipt. [***], then Novavax shall be entitled to be present during any such inspection or investigation.

1.6Reports.
SLS will supply [***] data [***] relating to the Products, [***], that Novavax requires or otherwise requests [***]. Further, SLS will (and will cause its Authorized Manufacturer to) (a) provide Novavax with written reports in the format [***] required by Novavax and (b) hold meetings with Novavax’ representatives [***] on the progress of their performances under this Supply Agreement [***].

1.7Complaints.
In connection with any Product complaints or customer communications [***] relating to the Product that are received by SLS or its Authorized Manufacturer, SLS will [***]

report such to Novavax. In addition to what is agreed between the Parties under the Quality Agreement, for the sake of clarity, it is reiterated that Novavax shall be [***] to conduct investigation of any such complaints and otherwise handle all claims or complaints towards any Latent Defects in the Products, or any adverse events notifications, or any Product recalls.

Article 4.Payments; Invoicing; Taxes; Financial Reports

1.1Invoice and Payment.

1.1.1The provisions set forth on Schedule 4.1.1 (Supply Price and Invoicing) attached hereto shall apply to this Supply Agreement.

1.1.2All invoices issued and payments to be made between the Parties under this Supply Agreement shall be made in U.S. dollars and shall be paid by wire transfer in immediately available funds to a bank account designated by SLS.

1.1.3If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Section 4.1, then the Parties will consult with a view to finding a [***] acceptable solution. Upon agreement of the Parties in a Firm Purchase Order, Novavax may deliver such payment in the relevant country and in the local currency of the relevant country.

1.1.4The provisions set forth on Schedule 4.1.4 (Delivery Postponements Requested by Novavax) attached hereto shall apply to this Supply Agreement.

1.2Taxes

1.2.1Responsibility.
Except as expressly set forth in Section 4.2.2 (Withholding Taxes) and stated below, each Party will pay any and all taxes levied by Applicable Law on account of all payments received by such Party from the other Party or any third party as a result of this Agreement, including all taxes based on any net income of such Party.

1.2.2Withholding Taxes.
SLS will provide such information and documentation to Novavax as are [***] requested by Novavax to determine if any withholding taxes apply to any payments to be made by Novavax to SLS under this Agreement. If any taxes are required to be withheld with respect to any such payments to be made by Novavax to SLS under this Agreement, Novavax will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, (c) send evidence of the obligation together with proof of tax payment to SLS [***], and (d) [***]. [***]. [***].

1.2.3No other Taxes.
No other taxes would be levied/withheld by either Party other than the taxes mentioned specifically above.

1.2.4[***].
[***]. [***].

1.3Incentive Payments. The provisions set forth on Schedule 4.3 (Incentive Payments) attached hereto shall apply to this Supply Agreement.

Article 5.Intellectual Property

1.1Background Intellectual Property.
Each Party retains its respective ownership in its Background Intellectual Property.

1.2Ownership of Improvements.

1.1.1Novavax shall own all right in and title to improvements made to [***]. [***]. In the event SLS, either itself or through its Authorized Manufacturer, conceives, develops or reduces to practice during the Term of this Supply Agreement any improvements to [***], then SLS shall, and shall cause its Authorized Manufacturer to, [***] disclose in writing to Novavax any such improvements and the same shall form part and parcel of [***].

For the sake of clarity all Intellectual Property Rights in relation to the Adjuvant, Drug Substance and the Drug Product, shall be the exclusive proprietary concern of Novavax.

1.3Covenant Not to Sue.
Each Party acknowledges and agrees that the covenants not to sue agreed to by the Parties and/or their Affiliates under any other agreement applies to the performance under, and activities contemplated by, this Supply Agreement.
Article 6.Confidentiality

1.1Definition.
“Confidential Information” means the terms and provisions of this Supply Agreement and other Know-How, trade secrets, inventions, materials, and other proprietary information and data of a financial, commercial, or technical nature (in whatever form) that a Party (“Disclosing Party”) or any of its Affiliates has supplied or otherwise made available to the other Party (“Receiving Party”) or its Affiliates, which are disclosed in writing or orally and whether or not specifically marked or designated by the Disclosing Party as confidential. For clarity, Novavax Confidential Information includes Adjuvant and all other data, information and Know-How associated therewith. For clarity, SLS’s Confidential Information includes (i) all data, information and Know-How owned or controlled by SLS in relation to any Development or Manufacturing activities conducted hereunder this Supply Agreement, (ii) all Records, reports books of accounts maintained by SLS in the performance of this Supply Agreement, and (iii) any non-public information or data that may be disclosed to or shared with, or to which Novavax or any of its Affiliates or any other Third Party acting on its behalf (including any auditors appointed by Novavax) may be exposed to during any site visits or inspection visits or regulatory visits at any of SLS’s and / or its Authorized Manufacturer’s facilities (as the case may be).

1.2Obligations on Receiving Party.
The Receiving Party will (a) protect all Confidential Information of the Disclosing Party against unauthorized disclosure to Third Parties and (b) not use or disclose the Confidential Information of the Disclosing Party, except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder. The Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. The Receiving Party may disclose the terms and conditions of this Supply Agreement and the Confidential Information to its Affiliates, and their respective directors, officers, employees, subcontractors (or in the case of SLS, its Authorized Manufacturer), sublicensees, consultants, attorneys, accountants, banks, financial advisors, funders and investors (collectively, “Representatives”) who have an absolute need-to-know such information to carry out the activities and transactions or to exercise its rights contemplated by this Supply Agreement , provided that the such Representatives are bound by written obligations of confidentiality at least as restrictive as those set forth in this Supply Agreement. Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

1.3Exceptions to Confidentiality.
The obligations under this Article 6 (Confidentiality) will not apply to any information to the extent the Receiving Party [***]:

1.3.1is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Supply Agreement by the Receiving Party or any Representatives to whom it disclosed such information;

1.3.2was known to, or was otherwise in the possession of, the Receiving Party prior to the time of disclosure by the Disclosing Party;

1.3.3is disclosed to the Receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party; or

1.3.4is independently developed by or on behalf of the Receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.

1.4Permitted Disclosures.

6.4.1 Compliance with Law.
The Receiving Party may disclose Confidential Information of the Disclosing Party that the Receiving Party is required to disclose under Applicable Laws or a court order or other governmental order, [***].

6.4.2 SEC Filings and Other Disclosures.
Novavax may disclose such [***] redacted terms of this Supply Agreement ***] only to the extent [***] required to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or similar security regulatory authorities in other countries. [***].

6.4.3 Other Permitted Disclosure.
Notwithstanding the restrictions set forth in this Article 6 (Confidentiality), Novavax may disclose the terms and provisions of this Supply Agreement to any Third Party in connection with any actual or bona fide prospective acquisition, merger, financing, transfer or sale of all or substantially all of the assets of the business of Novavax to which this Supply Agreement relates as permitted under Section 11.3 (Assignment); provided that such Third Party is bound by written obligations of confidentiality at least as restrictive as those set forth in this Supply Agreement. Novavax agrees that in the event it is requested to disclose any portion of SLS’s Confidential Information to such Third Party for the context laid out above, then, it must secure [***] consent from SLS, [***].

6.4.4 Continuing Confidentiality Obligations.
If and whenever any Confidential Information is disclosed in accordance with this Section 6.4 (Permitted Disclosures), such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Supply Agreement).

1.5Ongoing Obligation for Confidentiality.
Upon expiration or termination of this Supply Agreement, the Receiving Party will, and will [***] its Representatives to, destroy, delete, or return [***] any Confidential Information of the Disclosing Party, [***]. [***].

Article 7.Representations, Warranties and Covenants

1.1Representations, Warranties and Covenants of Each Party.
Each Party represents, warrants and covenants that:

1.1.1it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

1.1.2it has full corporate power and authority to execute, deliver, and perform under this Supply Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Supply Agreement and the consummation of the transactions contemplated by this Supply Agreement;

1.1.3this Supply Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

1.1.4all consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained in connection with this Supply Agreement have been obtained; and

1.1.5the execution and delivery of this Supply Agreement and all other instruments and documents required to be executed pursuant to this Supply Agreement, and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a breach of any provision of its organizational documents; (b) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (c) violate any Applicable Laws.

1.2Representations, Warranties and Covenants of SLS.
SLS represents, warrants and covenants that:

1.2.1neither it nor any person or entity acting for or on behalf of SLS will, in connection with the performance of this Supply Agreement, (i) use any funds for contributions, gifts, entertainment, or other payments related to political activity or (ii) make any payment to any government official, in each case in violation of any Applicable Law;

1.2.2(i) neither it nor any Authorized Manufacturer has been debarred under the provisions of the Applicable Law, or by any Regulatory Authority, (ii) neither it nor any Authorized Manufacturer will use in any capacity, in connection with the performance of this Agreement, any person or entity who has been debarred pursuant to the foregoing, and (iii) if at any time during the term of this Supply

Agreement, it or any person or entity engaged by SLS to perform this Supply Agreement (a) becomes debarred, or (b) receives notice of action or threat of action with respect to its debarment, SLS shall notify Novavax immediately, and Novavax shall have the right to terminate this Supply Agreement immediately.

1.3Batch Warranties.
SLS warrants that all Batches Manufactured, either by itself or through its Authorized Manufacturer, under this Supply Agreement will:

1.3.1for Batches delivered for Commercial use, be Delivered with full title and with the applicable Certificate of Analysis, Certificate of Conformance, Master Batch Record, applicable master safety data sheet, and additional Batch-related documentation identified in the Quality Agreement;

1.3.2be Manufactured in accordance with cGMP or otherwise in accordance with all Applicable Law and the terms of the applicable Quality Agreement;

1.3.3at the time of the Product Delivery, conform to the applicable Product Specifications in all respects.

1.4Representations, Warranties and Covenants of Novavax.
Novavax represents, warrants and covenants that:

1.4.1All Novavax Background Intellectual Property, Adjuvant and any Novavax Know-How provided to SLS under this Supply Agreement or under any Firm Purchase Order have been Manufactured by Novavax (or procured from a Third Party manufacturing them, as the case may be), strictly in accordance with all Applicable Laws and cGMP;

1.4.2Novavax controls or has all such right title and interest in the Novavax Background Intellectual Property, Adjuvant, and any Novavax Know-How, as may necessary for supply to and use by SLS, either itself or through its Authorized Manufacturer, thereof, for the performance of SLS’s obligations under this Supply Agreement; and

1.4.3Supply to and use by SLS, either itself or through its Authorized Manufacturer, of any Novavax Background Intellectual Property, Adjuvant and any Novavax Know-How for the Development or Manufacture of the Product under this Supply Agreement or any Firm Purchase Order (i) is free of any Third Party lien, (ii) does not infringe any valid Third Party Intellectual Property Rights, (iii) is not in violation of any agreement or other contractual arrangement by which Novavax may be bound and (iv) is compliant with all Applicable Laws which may apply to the Supply Agreement.

1.4.4Novavax assures and warrants that it shall supply the Adjuvant to SLS’s Authorized Manufacturer for the purposes set forth on Schedule 2.9 (Adjuvant Supplied by Novavax) at the price set forth on Schedule 2.9 (Adjuvant Supplied by Novavax).

1.4.5Novavax assures and takes responsibility of providing required biological material for Product Manufacturing and providing technology transfer documents for Drug Substance, Drug Product and know-how with analytical methods for Product testing along with Product specifications to SLS and or SLS’s Authorized Manufacturer, in each case, solely to the extent (i) specified to be provided by Novavax as set forth in the applicable SOW, and (ii) necessary for the Manufacture of Product by SLS’s Authorized Manufacturer for Novavax under this Agreement; provided that SLS shall (and shall cause its Authorized Manufacturer to) use such material, documents, know-how, methods and specifications solely for the purposes of Manufacturing Product for Novavax under this Supply Agreement and for no other purposes.

1.5DISCLAIMER OF WARRANTIES.
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

1.6[***].
EXCEPT FOR DAMAGES RESULTING FROM [***], IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY [***].

Article 8.Indemnification and Insurance

1.1Indemnification by SLS.
SLS will indemnify, defend, and hold harmless Novavax and its Affiliates and their respective officers, directors, employees, successors, and permitted assigns, (each a “Novavax Indemnified Party”) from and against any and all losses, liabilities, damages, costs, fees, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) suffered by any Novavax Indemnified Party in connection with any suits or claims brought by any Third Party (“Claims”) arising out of or resulting from (in each case, [***]:

1.1.1[***];

1.1.2[***];

1.1.3[***];

1.1.4[***]

1.1.5[***].

1.2Indemnification by Novavax.
Novavax will indemnify, defend, and hold harmless SLS and its Affiliates and their respective officers, subcontractors, directors, employees, successors, and permitted assigns (each, a “SLS Indemnified Party”) from and against Losses suffered by any SLS Indemnified Party in connection with any Claims arising out of or resulting from [***]:

1.2.1[***];

1.2.2[***]

1.2.3[***]

1.2.4[***]

1.2.5[***]

1.2.6[***]

1.2.7[***].

1.3Indemnification Procedure.
In connection with any Claim for which an Indemnified Party seeks indemnification from the other Party pursuant to this Supply Agreement, the Indemnified Party will: (a) give the other Party [***] written notice of the Claim; provided, [***]; (b) cooperate with the other Party, at the other Party’s expense, in connection with the defense and settlement of the Claim; and (c) permit the other Party to control the defense and settlement of the Claim; provided, however, that the other Party may not settle the Claim without the Indemnified Party’s prior written consent [***]. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by counsel of its selection and at its own expense.

1.4Insurance.
SLS and Novavax, each at their own expense, shall obtain and thereafter maintain during the term of the Supply Agreement [***] all [***] insurance covering each Party’s performance under this Supply Agreement, as may be applicable to each Party under the respective Applicable Law. Each Party shall provide the other a certificate of insurance upon the written request of the other Party.

Article 9.Term and Termination

1.1Term.
This Supply Agreement will commence upon the Effective Date of the Supply Agreement and, if not otherwise terminated earlier pursuant to this Article 9, will continue in full force and effect until 30 June 2028 or until two (2) years after the date of expiration or termination of the last Firm Purchase Order, whichever is later (“Term”).

1.2Termination for Cause.

9.2.1    Either Party (“Non-Breaching Party”) will have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event the other Party breaches (“Breaching Party”) any of its material obligations hereunder and fails to cure such breach within [***] after receiving notice thereof; provided, however, that (a) if the breach by its nature is not curable, then the Non-Breaching Party will be entitled to seek such relief within [***] of providing written notice to the Breaching Party, and (b) [***] (“Cure Period”), in each case (a) and (b), at the end of which such termination shall become effective, unless, such allegedly breaching Party disputes such breach in accordance with Section 9.2.2 below. Any termination by a Party under this Section 9.2 (Termination for Cause) will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.

9.2.2 If the Parties [***] disagree as to whether there has been a material breach, including whether such breach was material or curable, the Party that disputes whether there has been a material / curable breach may contest the allegation in accordance with Section 11.2 (Dispute Resolution). Notwithstanding anything to the contrary in Section 9.2.1, if a Party contests the allegation in accordance with Section 11.2, the Cure Period for any dispute will extend from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party until the end of the escalation period stipulated under Section 11..2, and it is understood and acknowledged that, during such period, all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

1.3Termination and Bankruptcy.
This Supply Agreement may be terminated by a Party [***] upon written notice to the other Party if the other Party files a petition in bankruptcy or of insolvency, or is adjudicated insolvent, or takes advantage of the insolvency law in any state or country, or makes an assignment for the benefit of creditors, or a receiver, trustee or other court officer is applied for or appointed for its property.

1.4Termination for Change of Control of Novavax.
SLS shall have the right, in their sole discretion to terminate this Supply Agreement by a written notice of [***] to Novavax, in the event Novavax undergoes a change of control event as stipulated under Section 11.3.2 and the party acquiring or merging with or in any other manner controlling Novavax (i) refuses to be bound by the terms and conditions of this Supply Agreement, or (ii) does not perform the obligations of Novavax under this Supply Agreement.

1.5Termination by Mutual Consent.
In the event the applicable Regulatory Authority in the Novavax Exclusive Territory or the Non-Exclusive Territory does not approve any of the Products (or any other product containing or comprised of any of the Products) for marketing or distribution or withdraws marketing or distribution approval, or SLS fails to maintain the consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to Manufacture the Products then all Parties may mutually agree in good faith to decide the path forward, including modifications of the commercial terms and/or termination.

Article 10.Effects of Expiry / Termination

1.1Accrued Rights.
Expiration or termination of this Supply Agreement will not relieve the Parties of any liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Supply Agreement, and any such expiration or termination will be without prejudice to the rights of either Party against the other.

1.2Return of Confidential Information.
Upon the expiration or termination of this Supply Agreement, the Receiving Party will [***] to the Disclosing Party [***] all Confidential Information of the Disclosing Party that is in the Receiving Party’s possession or under its control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Supply Agreement). Notwithstanding the foregoing, the Receiving Party shall not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business and shall be entitled to retain [***] Confidential Information, [***] to comply with Applicable Law and to monitor its continuing obligations under the Supply Agreement, [***].

1.3Survival.

The following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, will survive termination or expiration of this Supply Agreement: Section 2.7 (Latent Defects, Pharmacovigilance, Adverse Events and Recalls); Article 5 (Intellectual Property Rights); Article 6 (Confidential Information); Article 7 (Representations and Warranties); Article 8 (Indemnification and Insurance); Article 10 (Effects of Expiry / Termination) and Article 11 (Miscellaneous).

Article 11.Miscellaneous

1.1No Third Party Obligation on SLS

1.1.1Novavax expressly agrees that SLS is performing its obligations under this Supply Agreement, either itself or through its Authorized Manufacturer, solely in the capacity of supplier of the Product in mutually agreed quantities between the Parties under any and all Firm Purchase Orders issued hereunder. SLS shall not be bound by or obligated to any Third Party to fulfill any Product supply commitments or assurances or covenants as a result of this Supply Agreement, whether as of the Effective Date of this Supply Agreement, or at any time during the Term, which are given by Novavax to any Third Party, including without limitation to any Government Authority / Regulatory Authority in any country within the Novavax Exclusive Territory or the Non-Exclusive Territory, or any international for-profit organization or any international non-profit organization or any statutory or governmental entity or any other private or public corporation (other than an Affiliate of Novavax), and Novavax shall be solely obligated to fulfill any and all of its covenants to any such Third Party without any recourse to SLS.

1.1.2For the sake of clarity, by executing this Supply Agreement, SLS shall not, either directly, or by any implication, be responsible for or become to a party to, any obligations, commitments, promises or other assurances by Novavax to any Third Party in relation to the supply of the Product, [***].

1.2Dispute Resolution and Escalation.
The Parties recognize that a dispute may arise relating to this Supply Agreement. In the event of such a dispute, the authorized officers from each Party will negotiate [***] to settle any such dispute within [***]. If such officers are unable to resolve the dispute, then either Party may commence legal proceedings in accordance with Section 11.5 below.
1.3Assignment.

1.3.1Assigning to Affiliates.
No Party hereto may assign any right or obligation hereunder to a Third Party without the [***] consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, or all of its rights or obligations hereunder to any Affiliate of such Party [***].

1.3.2Change of Control.
Subject to [***], Novavax may assign this Supply Agreement, or all of its rights or obligations hereunder and thereunder to any Affiliate of Novavax, or to any Person that acquires all or substantially all of the stock or assets of the business to which this Supply Agreement relates (by merger, stock or asset purchase, operation of law, or otherwise), provided that such Third Party acquiring Novavax shall be bound by the terms and conditions of this Supply Agreement and accordingly be obligated to perform all the obligations and responsibilities of Novavax under this Supply Agreement, and provided further that, in the event of any failure of any such party acquiring or merging with Novavax to comply with the provisions of this Section 11.3.2, SLS reserves its right to [***].

1.3.3Successors and Assigns.
This Supply Agreement will be binding on and insure to the benefit of the Parties, their executors, administrators, successors and permitted assigns.

1.4Severability.
Should one or more of the provisions of this Supply Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Supply Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Supply Agreement.

1.5Governing Law and Legal Proceedings.
This Supply Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of [***] without regard to conflict of law principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to any Purchase Order made pursuant to this Supply Agreement.

1.6Waivers and Amendments.
The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Supply Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Supply Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

1.7Relationship of the Parties.
Nothing contained in this Supply Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between SLS and Novavax, or to constitute one as the agent of the other. Moreover, as between SLS on the one hand, and Novavax on the other, this Supply Agreement, or any of the transactions contemplated hereby are not to be construed, as a partnership for any tax purposes and each Party will act solely as an independent contractor, and nothing in this Supply Agreement will be construed to give one the power or authority to act for, bind, or commit the other.

1.8Notices.
All notices, consents, waivers, and other communications under this Supply Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested); or (c) sent by email to the addressee, and marked as “Notice” under this Section 11.8, provided sender receives electronic confirmation of receipt by such recipient, or (d) when received by the addressee, if sent by an internationally recognized overnight delivery service, receipt requested, in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to Novavax:
Novavax, Inc.
700 Quince Orchard Road
    Gaithersburg, MD 20878
    Attn:    [***]
    E: [***]

If to SLS:
Serum Life Sciences Ltd.
15 Grosvenor Street
London, United Kingdom W1K 4QZ
Attention: [***]
E: [***]

1.9    Further Assurances.
Novavax and SLS hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge, and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Supply Agreement.

1.10No Third Party Beneficiary Rights.

Except as expressly provided in this Supply Agreement, this Supply Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

1.11Entire Agreement. This Supply Agreement, the Exhibit(s), Firm Purchase Orders, and the Quality Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a material provision of this Supply Agreement and any Firm Purchase Order, the order of precedence shall be as follows: Supply Agreement, the Exhibit(s) and the Firm Purchase Order, unless any such conflict is specifically and expressly identified in the applicable a Firm Purchase Order, in which case, such conflicting provision in the Firm Purchase Order shall control. Notwithstanding the foregoing, the Quality Agreement shall control with respect to all quality matters.

1.12Force Majeure.
Neither Party will be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Supply Agreement where such failure has been occasioned by any act of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest, other factors that affect the supply or procurement of Raw Materials, or intervention of any Governmental Authority (“Force Majeure”), and which is beyond its reasonable control; [***].

1.13Cumulative Remedies.
Except as otherwise set forth in this Supply Agreement, no remedy referred to in this Supply Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Supply Agreement or otherwise available under Applicable Law.

1.14Waiver of Rule of Construction.
Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Supply Agreement. Accordingly, any rule of construction that any ambiguity in this Supply Agreement will be construed against the drafting Party will not apply.

1.15Construction; Rules of Construction.
Interpretation of this Supply Agreement will be governed by the following rules of construction: (a) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (b) references to the terms “Section,” or “clause” are to a Section of this Supply Agreement unless otherwise specified; (c) the terms “hereof,” “hereby,” “hereto,” and derivative or clause or similar words refer to this entire Supply

Agreement; (d) the word “including” and words of similar import when used in this Supply Agreement will mean “including without limitation,” unless otherwise specified; (e) the word “or” will not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) the titles and headings contained in this Supply Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Supply Agreement; (h) the word “will” will be construed to have the same meaning and effect as the word “shall”; (i) references to “days” will mean calendar days, unless otherwise specified; and (j) a reference to any Person includes such Person’s successors and permitted assigns.

1.16Counterparts.
This Supply Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Supply Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were original signatures.

-------------[Signature page follows on the next page]--------------

In Witness Whereof, the Parties have caused this Supply Agreement to be executed by their respective duly authorized officers as of the Effective Date.

NOVAVAX, INC.

By:    /s /Mark J. Casey
    (Signature)

Name: Mark J. Casey
Title:    EVP, CLO

SERUM LIFE SCIENCES LIMITED

By:    /s/ [***]
    (Signature)

Name:     [***]

Title:    [***]

EXHIBIT A
FACILITIES

[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit A setting forth the Facilities has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

[***].

[***].

SCHEDULE 2.2.3
PROVISIONAL PURCHASE ORDERS; PROVISIONAL BATCHES
Without limiting and in addition to Section 2.2.1 of this Supply Agreement regarding Firm Purchase Orders, in order to mitigate against shortages, delays or other impairment or disruption in supply of Drug Product, Novavax may submit to SLS provisional purchase order(s), without specifying a Product Delivery Date or Product Delivery Destination, for one or more Batch(es) of unlabeled (i.e., bright stock) Drug Product (each, a “Provisional Purchase Order”). SLS shall Manufacture, either itself or through its Authorized Manufacturer, the quantities of Drug Product set forth in each Provisional Purchase Order (“Provisional Batch(es)”) for the sole benefit of Novavax and shall store the Provisional Batch(es) at a secure facility in compliance with GMP pending written instructions from Novavax to deliver all or some of the Provisional Batch(es). Upon receipt of such written instructions, SLS or its Authorized Manufacturer will deliver such Provisional Batch(es) to Novavax or its designee in accordance with such instructions and Section 2.4 of this Supply Agreement. Any Provisional Batch(es) that are delivered to Novavax or its designee shall be counted towards Novavax’s binding commitment for the forecasting period that includes the date of delivery. Following such delivery of Provisional Batch(es), SLS shall issue an invoice at the time of shipment initiation of such delivery, and Novavax shall pay to SLS, the applicable Supply Price for such Provisional Batch(es) in accordance with Schedule 4.1.1 (Supply Price and Invoicing) attached to this Supply Agreement, unless such Provisional Batch(es) are delivered as replacement for non-conforming or short Product in accordance with Section 2.6 of this Supply Agreement (in which case such Provisional Batch(es) will be delivered at no cost to Novavax). If any Provisional Batch(es) are not requested by Novavax to be delivered to Novavax or its designee prior to [***] before the expiration of the shelf-life expiry or written notice from Novavax to destroy such Provisional Batch(es), then upon receipt of written notice from Novavax that such Provisional Batch is to be destroyed or on the date that is [***] prior to the expiration of the shelf-life, whichever is earlier, SLS shall invoice Novavax for such un-delivered Provisional Batch(es) at the Risk Share Price (as defined in Schedule 4.1.1 (Supply Price and Invoicing) attached to this Supply Agreement), and Novavax will pay to SLS all undisputed amounts set forth in such invoice within [***] after receipt of invoice. For clarity, SLS or its Authorized Manufacturer shall be responsible for destroying, and all costs of destruction of, un-delivered Provisional Batch(es).

SCHEDULE 2.9
ADJUVANT SUPPLIED BY NOVAVAX
(a) Notwithstanding any other applicable agreement between the Parties and/or their Affiliates, Novavax will supply Adjuvant to SLS’s Authorized Manufacturer solely for the Manufacture of Drug Product under this Supply Agreement, on a [***] basis to the Authorized Manufacturer with [***] at the Authorized Manufacturer’s manufacturing Facility. Title and risk of loss to Adjuvant transfers to SLS upon [***]. SLS’s Authorized Manufacturer, being the importer on record for Adjuvant, shall be responsible for [***]. Novavax will use its [***] to deliver Adjuvant required for usage in Product engineering, development, PPQs, clinical batches and for various Product presentations and COVID-19 variants as mutually discussed and agreed between NVAX and SLS teams and Manufacture of Drug Product under each Purchase Order at least [***] before the scheduled fill date of the corresponding Drug Product as mutually agreed between the Parties for the performance of such Purchase Order(s). For the avoidance of doubt, Novavax’s supply of Adjuvant for any reason other than for SLS’s Authorized Manufacturer to Manufacture Product to be supplied to Novavax under this Supply Agreement shall be governed by the terms and conditions of the applicable agreement in connection with which such Adjuvant is supplied by Novavax, including without limitation the Adjuvant price and related payment terms. SLS shall ensure that its Authorized Manufacturer (i) segregates the Adjuvant supplied hereunder from any other materials held by such Authorized Manufacturer, including without limitation any Adjuvant purchased from Novavax under any other agreements pursuant to which Novavax supplies Adjuvant to the Authorized Manufacturer or its Affiliates, and (ii) upon Novavax’s written request, promptly returns all or part of such Adjuvant to Novavax or its designated carrier without delay at SLS’s cost and expense.
Notwithstanding any other agreements, terms or documents between or among the Parties to the contrary, SLS shall, and shall ensure that its Authorized Manufacturer shall, use the Adjuvant supplied hereunder solely for the purpose of Manufacturing the Drug Product to be supplied to Novavax in accordance with this Supply Agreement and for no other purpose, including for the manufacture, development or commercialization of any products containing Adjuvant that are the subject of separate agreements.
(b) Starting April 15, 2024, SLS shall (or shall cause its Authorized Manufacturer to) provide Novavax with a [***] report containing (i) [***], and; (ii) [***]. On a [***] basis, upon Novavax’s written request, SLS shall (and shall cause its Authorized Manufacturer to) permit Novavax to access SLS’s and its Authorized Manufacturer’s inventory records and shall provide reasonable assistance to Novavax for its confirmation of the accuracy of such breakdown of the Adjuvant consumption and inventory reconciliation, including the observation of an [***] inventory count or other frequency as required by Novavax’ financial reporting requirements.

SCHEDULE 2.10
INVENTORY OF DRUG SUBSTANCE; DRUG SUBSTANCE SAFETY STOCK
(a) SLS shall (or shall cause its Authorized Manufacturer to) provide Novavax with a [***] report containing (i) [***], and (ii) [***].
(b) Prior to the beginning of each Seasonal Year during the Term, the Parties shall negotiate in good faith and agree upon a mutually acceptable, written Drug Substance safety stock plan for the upcoming Seasonal Year (each such plan, a “Safety Stock Plan” and the quantities of Drug Substance to be kept in safety stock at any given time pursuant to such Safety Stock Plan, the “Safety Stock”). SLS (either itself or through its Authorized Manufacturer) will maintain the Safety Stock for the sole benefit of Novavax and will use Safety Stock solely to Manufacture and supply Product to Novavax under this Supply Agreement. The Safety Stock shall be stored at a secure facility in compliance with GMP. SLS (either itself or through its Authorized Manufacturer) will at all times maintain the level of Safety Stock required under the then-current Safety Stock Plan by promptly replenishing the Drug Substance held as Safety Stock. SLS shall (or shall cause its Authorized Manufacturer to) keep Novavax routinely informed of the level of Safety Stock.

SCHEDULE 4.1.1
SUPPLY PRICE AND INVOICING
(a)The price to be paid by Novavax to SLS for the Manufacture and supply of Drug Substance that is delivered in accordance with Section 2.4 of this Supply Agreement is set forth in this Schedule 4.1.1 and shall be [***] (“DS Supply Price”), subject to adjustment from time to time as set forth in clause (e) below of this Schedule 4.1.1. At the time of initiation of the shipment of Drug Substance (or at such other time as may be agreed by the Parties in writing and evidenced in a Purchase Order), SLS shall issue an invoice to Novavax at the DS Supply Price for the quantities of Drug Substance being shipped, and Novavax will pay SLS [***] of the invoice amount before the shipment of such Drug Substance and balance [***] of the invoice amount within [***] from the delivery of the shipment of the Drug Substance. For the avoidance of doubt, the DS Supply Price only applies to Drug Substance delivered to Novavax or its designee in accordance with Section 2.4 of this Supply Agreement pursuant to Purchase Orders placed by Novavax, and does not apply with respect to (and Novavax shall not pay for any cost of Manufacturing) any Drug Substance that is utilized in the Manufacture of Drug Product by or on behalf of SLS under this Supply Agreement. SLS or its Authorized Manufacturer shall ship Drug Substance with [***]. The Authorized Manufacturer of SLS shall be responsible for the exportation clearance and process and act as Exporter of Record.
(b)The prices to be paid by Novavax to SLS for the Manufacture and supply of Drug Product delivered in accordance with Section 2.4 of this Supply Agreement shall be as set forth below in this clause (b), subject to adjustment from time to time as set forth in clause (e) below of this Schedule 4.1.1.
(i)The following supply prices (the “Risk Share Price”) shall be applicable to all Drug Product delivered in accordance with Section 2.4 of this Supply Agreement: [***].
(ii)The following supply prices (the “Full Supply Price”) shall be applicable only to Drug Product that is distributed to an End Customer: [***]. Notwithstanding the foregoing, if Drug Product is Manufactured by or on behalf of SLS or its Authorized Manufacturer utilizing Drug Substance manufactured and supplied by Novavax or its Affiliate or subcontractor, the Full Supply Price for each presentation of such Drug Product shall be: [***].
(iii)[***] for Drug Product Delivery to Novavax: SLS or its Authorized Manufacturer shall ship Drug Product with [***]. The Authorized Manufacturer of SLS shall be responsible for the exportation clearance and process and act as Exporter of Record.
(iv)At the time of initiation of Product Shipment of Drug Product (or at such other time as may be agreed by the Parties in writing and evidenced in a Purchase Order), SLS shall issue an invoice to Novavax which shall specify (A) the Full Supply Price for the quantities of Drug Product to be shipped, (B) [***] of the partial payment/Risk Share Price for the quantities of Drug Product shipped which will be due within [***] from the date of invoice at the Risk Share Price, and (C) the remainder that will be due or credited in accordance with clause (c) below of this Schedule 4.1.1. Within [***] after receipt of such invoice, Novavax will pay SLS all undisputed amounts set forth in such invoice being the partial payment at the applicable Risk Share Price.
(c)Within [***] after the end of each [***] during the Term, Novavax will provide a written report to SLS reflecting: (i) the number of doses of Drug Product distributed to End Customers in the Novavax Territory during the immediately preceding calendar quarter, broken down by presentation (i.e., 5DV, UDV and PFS); (ii) the remainder payable to SLS with respect to such number of doses, which shall be equal to the difference between the Full Supply Price for such number of doses and the Risk Share Price paid for such number of doses (for example, with respect to the PFS presentation, [*** ] (the “Remainder Amount”); (iii) the number of doses of Drug Product, broken down by presentation (i.e., 5DV, UDV and PFS), that were delivered in accordance with Section 2.4 of this Supply Agreement (for which Novavax was invoiced and made partial payment at the Risk Share Price in accordance with clause (b)(i) of this Schedule 4.1.1) but that were destroyed in the [***] or otherwise determined by Novavax to be no longer distributable to End Customers (due to expiry or otherwise) (“Unsaleable Doses”); and (iv) if applicable, the number of doses of Drug Product for which Novavax was invoiced in [***] but for which neither a Remainder Amount has been paid (and for which a Remainder Amount is owing) nor a credit memo has been issued (and which are Unsaleable) as of the end of the [***] (until all doses of Drug Product for which Novavax has been invoiced have been accounted for as either distributed to End Customers or Unsaleable Doses). Novavax will remit to SLS the Remainder Amount owed as set forth in such report within [***] of SLS’s receipt of such written report. In addition, upon receipt of each such report, SLS will issue a credit memo to Novavax for the Unsaleable Doses in an amount equal to the difference between the Full Supply Price invoiced by SLS for the Unsaleable Doses and the Risk Share Price paid by Novavax for such Unsaleable Doses. Upon SLS’s written request, no more than [***] during the Term, Novavax shall (A) permit an independent, reputable professional accountant appointed by SLS (at SLS’s cost) and reasonably acceptable to Novavax, during normal business hours on no less than [***] prior written notice to Novavax and at a time and date to be agreed upon by the Parties (such agreement not to be unreasonably withheld), to have access to and review (but not copy) Novavax’s applicable sales records at Novavax’s applicable premises, solely to the extent necessary to enable such accountant to verify the accuracy of the [***] reports provided by Novavax pursuant this clause (c) of this Schedule 4.1.1 during the [***] period preceding such review (each, a “Records Review”), and (B) provide reasonable assistance to such accountant for its confirmation of the accuracy of such reports during such Records Review. Prior to receiving such access and performing such Records

Review, such accountant shall execute a confidentiality agreement on terms acceptable to Novavax and no less stringent than the confidentiality and non-use terms set forth in this Supply Agreement. Any records reviewed by such accountant during such Records Review shall constitute the Confidential Information of Novavax, and such accountant shall be permitted to disclose information furnished to such accountant during such Records Review solely to the extent necessary to convey to SLS its findings as to the accuracy of the applicable reports provided by Novavax under this Schedule 4.1.1 (a copy of which findings will be shared with Novavax at the time such findings are shared by the accountant with SLS).
(d)For clarity, unless and until Drug Product is distributed to an End Customer, the only Supply Price payable by Novavax for Drug Product Manufactured and supplied pursuant to this Agreement shall be the Risk Share Price. For further clarity, the Remainder Amount will be payable based on the number of doses of Drug Product distributed to End Customers, regardless of whether the End Customers sell or return such doses.
(e)SLS shall have the right, not more than [***] during the Term, to increase each Supply Price by no more than [***], solely for (i) inflation, by a percentage that is equal to the percentage increase in the [***] for the immediately preceding [***] period (the “PPI Inflation Rate”), and (ii) increases in Raw Materials costs or Manufacturing process costs; provided that, for clarity, regardless of SLS’s or its Authorized Manufacturer’s increased costs to Manufacture and supply Drug Substance or Drug Product, whether due to inflation or increased Raw Materials or processing costs, any such annual increase in a Supply Price shall not exceed [***] (each such annual increase, an “Annual Price Increase”). SLS shall provide Novavax at least [***] prior written notice of any such Annual Price Increase. Further, in the event of a material change in SLS’s cost structure (defined as raw material costs, consumables costs and processing costs increasing by greater than [***] above the annual PPI Inflation Rate) due to volume fluctuations and / or other force majeure events including the prevalent geopolitical scenarios, the Parties will discuss and negotiate in good faith to modify the pricing beyond the latest Annual Price Increase to reflect the material change in SLS’s cost structure. For the avoidance of doubt, any increased Supply Price shall not apply to any Product ordered under any Purchase Orders submitted prior to the effective date of such increase.

SCHEDULE 4.1.4
DELIVERY POSTPONEMENTS REQUESTED BY NOVAVAX
In the event that Novavax requests SLS to delay the delivery of a Batch after SLS (or its Authorized Manufacturer) has provided the Shipment Readiness Notification for such Batch as set forth in Section 2.4.1 of this Supply Agreement, the Parties will discuss in good faith and agree upon a revised Product Delivery Date; provided, however, that such revised Product Delivery Date shall be earlier than [***] prior the expiration of the shelf-life of such Batch. If the Parties fail to agree on a revised Product Delivery Date before [***] from the expiration of the shelf-life of such Batch, the Parties hereby agree with the following:
(a) For the Batches which are shipped/delivered as per the Revised Product Delivery Date, SLS will issue an invoice to Novavax for the amount payable for such Batch in accordance with Section 4.1.1 of this Supply Agreement and set forth in the applicable Firm Purchase Order. For the Batches which are not requested by Novavax to be shipped before [***] prior to the expiration of the shelf-life of such Batch, SLS will issue an invoice to Novavax, [***] before the expiration of the shelf-life of such Batch. Novavax will pay SLS all undisputed amounts within [***] of receipt of such invoice; and
(b) At Novavax’ sole discretion and with written instruction to SLS (or its Authorized Manufacturer), SLS will (or will cause its Authorized Manufacturer to), (i) destroy expired or non-salable Batch(es) at its Facility at its sole cost and expense in accordance with the Quality Agreement and Applicable Laws, and upon destruction, provide a certificate of destruction to Novavax in a timely manner; or (ii) deliver the [***] shelf-life Batch(es) or non-salable Batch(es) to Novavax with [***].

SCHEDULE 4.3
INCENTIVE PAYMENTS
(a)For purposes of this Schedule 4.3, the following capitalized terms shall have the meanings ascribed to them below:

“Commercial Market” means any private sector market, specifically excluding (a) any governmental health ministry, department, or other agency of any government, (b) any non-profit entity or non-governmental organization, (c) any organization or fund sponsored, funded, or supported by the World Bank or the United Nations, including United Nations procurement agencies, and (d) any government or other governmental, international, or bilateral agency or entity. For clarity, the Commercial Market excludes, without limitation, UNICEF, GAVI, CEPI, and USAID.

“Developed Countries” means Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Australia, Canada, Iceland, Japan, Liechtenstein, New Zealand, Norway, Switzerland, United Kingdom, and United States.

“List Price” means, with respect to each presentation of (i) with respect to the DP Incentive Payment calculation, Drug Product (five-dose vial presentation of Drug Product (“5DV”), unit-dose vial presentation of Drug Product (“UDV”), or pre-filled syringe presentation of Drug Product (“PFS”)) or (ii) with respect to the DS Incentive Payment calculation, Novavax Drug Product, the published wholesale or list price for such presentation, which is (a) in the United States, the Wholesale Acquisition Cost (“WAC”), and (b) in Developed Countries other than the United States, the published price comparable to the WAC.

“Net Doses” means the total number of doses of (i) with respect to the DP Incentive Payment calculation, Drug Product or (ii) with respect to the DS Incentive Payment calculation, Novavax Drug Product, in each case ((i)-(ii)), that are distributed to End Customers, regardless of whether the End Customers sell or return such doses.

“Net Sales” means the gross amount recognized in the GAAP revenue accounts of Novavax with respect to sales of (i) with respect to the DP Incentive Payment calculation, the applicable Drug Product, or (ii) with respect to the DS Incentive Payment calculation, the applicable Novavax Drug Product, in each case ((i)-(ii)), by Novavax to third parties (whether an end-customer, a distributor or otherwise) less the following deductions to the extent allowed, applied or taken by such third parties, or otherwise recorded as a reduction to GAAP gross sales, and not otherwise recovered by or reimbursed to Novavax, including estimated amounts periodically reconciled to actual charges:

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

(h)[***].

If Novavax or its Affiliate receives non-cash consideration for a Drug Product or, as applicable, a Novavax Drug Product sold to a third party during the Term, then the Net Sales for such Drug Product or, as applicable, such Novavax Drug Product will be calculated based on the average arms-length cash selling price for the Drug Product or, as applicable, the Novavax Drug Product over the immediately prior [***] on a country-by-country basis in the Novavax Territory. No deduction will be made for any cost incurred by Novavax in Developing, Manufacturing, or Commercializing the Drug Product or, as applicable, the Novavax Drug Product, except as permitted pursuant to clauses (a) to (h) above; provided that Drug Product or, as applicable, Novavax Drug Product transferred to third parties in reasonable quantities for clinical trials, compassionate use or expanded access programs, indigent programs, promotional sampling, in each case, will be included in Net Sales only to the extent that Novavax or its Affiliate invoices or receives payment at greater than cost for such Drug Product or, as applicable, such Novavax Drug Product. If a single item falls into more than one of the categories set forth in clauses (a) to (h) above, then such item may not be deducted more than once.

Transfers or sales between Novavax and its Affiliates will be disregarded for purposes of calculating Net Sales, except if such purchaser is an end user. Net Sales also exclude any sale of the Drug Product or, as applicable, the Novavax Drug Product to any Government Authorities.

“Net Selling Price” or “NSP” means the Net Sales divided by the corresponding Net Doses.

“SKU” means the unique stock keeping unit associated with (a) a specific presentation of (i) with respect to the DP Incentive Payment calculation, Drug Product (e.g., 5DV, UDV, or PFS) or (ii) with respect to the DS Incentive

Payment calculation, Novavax Drug Product, and (b) the List Price for such presentation of Drug Product or, as applicable, Novavax Drug Product.

(b)Drug Product Incentive Payments. With respect to Drug Product Manufactured and supplied under this Agreement (excluding, for clarity, Drug Substance that is Manufactured and supplied to Novavax under this Agreement in Drug Substance form) and delivered to Commercial Markets in the Developed Countries, Novavax shall, on a per SKU basis solely to the extent that the List Price for such SKU exceeds $[***], make a semi-annual incentive payment to SLS (as defined in the tables below, “DP Incentive Payment”) under the following circumstances; provided that in no event shall any DP Incentive per dose per SKU of Drug Product (as calculated in the left-hand column of the tables below) exceed $[***]:
If and to the extent the Net Selling Price of Drug Product delivered under this Agreement and distributed to the Commercial Market in any of the Developed Countries, on a per SKU basis, is greater than [***] of the List Price but equal to or less than [***] of the List Price, on a per SKU basis, Novavax will make the following DP Incentive Payment:

[***]	[***]
[***]	[***]

If and to the extent the Net Selling Price of Drug Product delivered under this Agreement and distributed to the Commercial Market in any of the Developed Countries, on a per SKU basis, is greater than [***] of the List Price, on a per SKU basis, Novavax will make the following DP Incentive Payment:

[***]	[***]
[***]	[***]

The DP Incentive Payment shall be made based on the incremental Net Selling Price above the applicable percentage of the List Price. For example,
[***
***]
For clarity, (A) no DP Incentive Payments shall be due or owing under this Agreement with respect to any Drug Product, on a per SKU basis, that has a List Price equal to or less than $[***] and (B) no DP Incentive per dose per SKU of Drug Product (for purposes of calculating the DP Incentive Payment) shall exceed $[***].

(c)Drug Substance Incentive Payments. With respect to Drug Substance that is Manufactured and supplied to Novavax under this Agreement in Drug Substance form and subsequently incorporated by Novavax or its Affiliates, (sub)licensee or other designee into Novavax Drug Product (excluding, for clarity, Drug Product that is Manufactured and supplied to Novavax under this Supply Agreement) that is delivered to Commercial Markets in the Developed Countries, Novavax shall, on a per SKU basis solely to the extent that the List Price for such SKU exceeds $[***], make a [***] incentive payment to SLS (as defined in the tables below, “DS Incentive Payment” and any DS Incentive Payment or DP Incentive Payment, an “Incentive Payment”) under the following circumstances:
If and to the extent the Net Selling Price of applicable Novavax Drug Product incorporating Drug Substance delivered under this Agreement and distributed to the Commercial Market in any of the Developed Countries, on a per SKU basis, is greater than [***] of the List Price, on a per SKU basis, Novavax will make the following DS Incentive Payment:

[***]	[***]
[***]	[***]

For clarity, no DS Incentive Payments shall be due or owing under this Agreement with respect to any Novavax Drug Product, on a per SKU basis, that has a List Price equal to or less than $[***] per dose.
(d)Incentive Payment Calculation and Remittance. Any Incentive Payment payable under this Agreement shall be calculated [***] (each, an "Incentive Calculation Date") for the preceding [***] of the applicable Seasonal Year (each such [***] period, an “Incentive Period”). Within [***] following the Incentive Calculation Date for an Incentive Period in which an Incentive Payment is due, Novavax shall remit the Incentive Payment to SLS together with the delivery of a written sales report to SLS showing the applicable Net Sales and Net Selling Price(s) recognized during such Incentive Period (including gross sales, number of doses in each presentation, price per dose, Net Selling Price(s), and reasonable details relating to the reductions from gross sales in calculating Net Sales).